EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr., Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures               Title

/s/Gary L. Rhoads             Treasurer                       September 7, 2000
-----------------------       (Principal Financial
Gary L. Rhoads                and Accounting Officer)

/s/John H. Body               Director                        September 7, 2000
-----------------------
John H. Body


/s/J. Ralph Borneman, Jr.     Director                        September 7, 2000
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige         Director                        September 7, 2000
-----------------------
Frederick H. Gaige


/s/John W. Jacobs             Director                        September 7, 2000
-----------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.      Director, Chairman              September 7, 2000
------------------------      and Chief Executive
Lawrence T. Jilk, Jr.         Officer (Principal
                              Executive Officer)

/s/Patricia L. Langiotti      Director                        September 7, 2000
------------------------
Patricia L. Langiotti


/s/Kenneth A. Longacre        Director                        September 7, 2000
------------------------
Kenneth A. Longacre


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                              Director
------------------------
Robert E. Rigg


/s/C. Robert Roth             Director                        September 7, 2000
------------------------
C. Robert Roth


/s/Wayne R. Weidner           Director                        September 7, 2000
------------------------
Wayne R. Weidner